Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

IN RE:

§
ENERGY PARTNERS, LTD.,	§	CASE NO. 09-32957
ET AL.,	§	Chapter 11
§
DEBTORS.	§	(JOINTLY ADMINISTERED)

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY

PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF

THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009

VINSON & ELKINS L.L.P.

Daniel C. Stewart

Paul E. Heath

Michaela C. Crocker

Trammell Crow Center

2001 Ross Avenue, Suite 3700

Dallas, Texas 75201-2975

Telephone: (214) 220-7700

Facsimile: (214) 220-7716

epl@velaw.com

VINSON & ELKINS L.L.P. Duston K. McFaul First City Tower 1001 Fannin, Suite 2500 Houston, Texas 77002-6760 Telephone: (713) 758-4740 Facsimile: (713) 615-5777 epl@velaw.com

ATTORNEYS FOR THE DEBTORS

Dated: Houston, Texas

            July 31, 2009

TABLE OF CONTENTS

ARTICLE I DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME		1
1.01	Definitions	1
1.02	Scope of Definitions; Rules of Construction; Rules of Interpretation; Computation of Time	12
ARTICLE II TREATMENT OF UNCLASSIFIED CLAIMS		13
2.01	Administrative Claims	13
2.02	Priority Tax Claims	13
2.03	Professional Fee Claims	14
ARTICLE III CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS		14
3.01	Introduction	14
3.02	Summary of Classes	15
3.03	Treatment of Classified Claims and Equity Interests	15
3.04	Allowed Claims and Equity Interests	19
3.05	Postpetition Interest	19
3.06	Allocation	20
ARTICLE IV MEANS FOR IMPLEMENTATION OF THIS PLAN		20
4.01	Continued Corporate Existence	20
4.02	Restructuring Transactions	20
4.03	Corporate Action; Cancellation of Securities	21
4.04	Directors and Executive Officers	21
4.05	Vesting of Options and EPL Existing Restricted Common Stock; Deemed Exercise of Certain Options for EPL Common Stock	23
4.06	New Securities	23
4.07	Issuance of New Securities	24
4.08	Exit Facility	24
4.09	2009 Long Term Incentive Plan	24
4.10	Revesting of Assets	25
4.11	Preservation of Rights of Action; Settlement of Litigation Claims	25
4.12	Exemption from Certain Transfer Taxes	25
ARTICLE V PROVISIONS GOVERNING DISTRIBUTIONS		25
5.01	Distributions for Claims and Equity Interests Allowed as of the Effective Date	25
5.02	Disbursing Agent	26
5.03	Surrender of Securities or Interests	26
5.04	Instructions to Disbursing Agent	27
5.05	Services of the Indenture Trustees	27
5.06	Record Date for Plan Distributions	27
5.07	Means of Cash Payment	27
5.08	Calculation of Distribution Amounts of New EPL Common Stock	27
5.09	Delivery of Distributions; Undeliverable or Unclaimed Distributions	27
5.10	Withholding and Reporting Requirements	28
5.11	Setoffs	28

i

ARTICLE VI PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS		28
6.01	Objections to Claims; Disputed Claims	28
6.02	Distributions After Allowance	29
ARTICLE VII TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		29
7.01	Assumed Contracts and Leases	29
7.02	Payments Related to Assumption of Contracts and Leases	30
7.03	Rejected Contracts and Leases	30
7.04	Claims Based upon Rejection of Executory Contracts or Unexpired Leases	30
7.05	Indemnification of Directors, Officers and Employees	30
7.06	Assumption of D&O Insurance	30
7.07	Compensation and Benefit Plans and Treatment of Retirement Plan	31
ARTICLE VIII ACCEPTANCE OR REJECTION OF THIS PLAN		31
8.01	Classes Entitled to Vote	31
8.02	Acceptance by Impaired Classes	31
8.03	Elimination of Classes	32
8.04	Nonconsensual Confirmation	32
ARTICLE IX CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVENESS		32
9.01	Conditions to Confirmation	32
9.02	Conditions to Effective Date	32
9.03	Effect of Failure of Conditions	33
9.04	Waiver of Conditions	33
ARTICLE X MODIFICATIONS AND AMENDMENTS; WITHDRAWAL		33
ARTICLE XI RETENTION OF JURISDICTION		34
ARTICLE XII COMPROMISES AND SETTLEMENTS		35
ARTICLE XIII MISCELLANEOUS PROVISIONS		35
13.01	Bar Date for Certain Claims	35
13.02	Payment of Statutory Fees	36
13.03	Severability of Plan Provisions	36
13.04	Successors and Assigns	36
13.05	Injunction	37
13.06	Debtors’ Releases	37
13.07	Releases by Holders of Claims and Equity Interests	38
13.08	Exculpation and Limitation of Liability	39
13.09	Binding Effect	39
13.10	Revocation, Withdrawal, or Non-Consummation	39
13.11	Committees	39
13.12	Plan Supplement	39
13.13	Notices to Debtors	40
13.14	Governing Law	40
13.15	Prepayment	40
13.16	Section 1125(e) of the Bankruptcy Code	41

ii

Energy Partners, Ltd. and the EPL Debtor Subsidiaries, as debtors and debtors in possession (collectively, the “Debtors”), jointly propose the following plan of reorganization under chapter 11 of the Bankruptcy Code.

ARTICLE I

DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME

1.01 Definitions. The following terms used in the Plan shall have the respective meanings defined below:

“Ad Hoc Committee” means the ad hoc committee of the Consenting Holders.

“Adequate Protection Payments” shall have the meaning set forth in Article 3.03(d)(ii)(A) of this Plan.

“Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority under section 507(a)(2) of the Bankruptcy Code, including (a) actual, necessary costs and expenses, incurred by the Debtors after the Commencement Date, of preserving the Estates and operating their businesses, including wages, salaries, or commissions for services rendered after the Commencement Date, (b) Professional Fee Claims, (c) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, and (d) the reasonable post-petition fees and expenses of the Senior Notes Indenture Trustees, including any successors thereto, including reasonable attorney’s fees and expenses of such Senior Notes Indenture Trustees.

“Administrative Claims Bar Date” means the date, if any, designated by the Bankruptcy Court as the last date for filing proofs of Administrative Claims against the Debtors.

“Advisors” means each financial advisor, investment banker, Professional, accountant, consultant and attorney, and each of their respective employees, members, parent corporations, subsidiaries, Affiliates and partners.

“Affiliate” shall have the meaning set forth in section 101(2) of the Bankruptcy Code.

“Allowed” means

(i) with respect to any Claim: (a) any Claim against any Debtor that is listed by such Debtor in the Schedules, as may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent, and for which no contrary proof of claim or objection to claim has been timely filed; (b) any Claim allowed hereunder; (c) any Claim, or portion thereof, that is not Disputed; (d) any Claim that is compromised, settled or otherwise resolved pursuant to a Final Order of the Bankruptcy Court or under the Plan; or (e) any Claim which, if Disputed, has been Allowed by Final Order or ceased to be Disputed; provided, however, that any payment or remittance toward a Claim prior to the Effective Date shall be a deduction upon such Claim and shall thereby reduce the actual amount of such Claim; and provided further that Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered an Allowed Claim hereunder; and

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 1 of 42

(ii) with respect to any Equity Interest: an Equity Interest in EPL that has been or hereafter is listed by EPL in its books and records as liquidated in number or amount and not disputed or contingent; provided, however, that to the extent an Equity Interest is a Disputed Equity Interest, the determination of whether such Equity Interest will be Allowed and/or the amount of any such Equity Interest will be determined, resolved, or adjudicated, as the case may be, in the manner in which such Equity Interest would have been determined, resolved, or adjudicated if the Chapter 11 Cases had not been commenced; provided, further, that the Reorganized Debtors may, in their discretion, bring an objection or other motion before the Bankruptcy Court with respect to resolution of a Disputed Equity Interest. Unless otherwise specified herein or by order of the Bankruptcy Court, an Allowed Administrative Claim or Allowed Claim shall not, for any purpose under the Plan, include interest on such Administrative Claim or Claim from and after the Commencement Date.

“Ballots” means each of the ballot forms (including Master Ballots) distributed with the Disclosure Statement to Holders of Eligible Claims and Eligible Equity Interests.

“Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, as now in effect or hereafter amended.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas, Houston Division, or any other court with jurisdiction over the Chapter 11 Cases.

“Bankruptcy Rules” means collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, the Federal Rules of Civil Procedure, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, all as now in effect or hereafter amended.

“BofA” means Bank of America, N.A.

“Business Day” means any day, excluding Saturdays, Sundays or “legal holidays” (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in Houston, Texas.

“Cash” means legal tender of the United States of America.

“Causes of Action” means all actions, causes of action, liabilities, obligations, rights, suits, damages, judgments, remedies, demands, setoffs, defenses, recoupments, crossclaims, counterclaims, third-party claims, indemnity claims, contribution claims or any other claims or causes of action whatsoever, whether known or unknown, matured or unmatured, fixed or contingent, liquidated or unliquidated, disputed or undisputed, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, in law, equity, or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Commencement Date or during the course of the Chapter 11 Cases, including through the Effective Date.

“Certificate” means any certificate, instrument, or other document evidencing an Existing Security.

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 2 of 42

“Chapter 11 Cases” means the jointly administered chapter 11 cases of the Debtors.

“Change of Control Severance-Related Benefits” means any payments made or required to be made (or benefits provided or required to be provided) by EPL or Reorganized EPL after April 15, 2009 under (i) any Pre-Petition Employee Change of Control Arrangements resulting from any change of control arising out of, relating to or resulting from the Chapter 11 Cases, this Plan or the Restructuring Transactions or (ii) any arrangements resulting from the amendments, renegotiations, rejections or restructurings contemplated by Section 7.07 of this Plan, in each case including any (x) severance, retention or bonus payments, (y) rejection damages or (z) payments in respect of cash-settled restricted stock units.

“Claim” means a claim, as defined in section 101(5) of the Bankruptcy Code, against a Debtor.

“Class” means one of the classes of Claims or Equity Interests described in the Plan.

“Commencement Date” means May 1, 2009, the date on which the Debtors filed their voluntary petitions for relief commencing the Chapter 11 Cases.

“Committee” means any official committee of creditors appointed in the Chapter 11 Cases, as such committee may be reconstituted from time to time.

“Confirmation” means the Bankruptcy Court’s confirmation of the Plan in accordance with section 1129 of the Bankruptcy Code.

“Confirmation Date” means the date of entry of the Confirmation Order on the docket of the Bankruptcy Court.

“Confirmation Hearing” means the Bankruptcy Court’s hearing to consider Confirmation of the Plan, as it may be adjourned or continued from time to time.

“Confirmation Order” means the Bankruptcy Court’s order confirming the Plan under section 1129 of the Bankruptcy Code.

“Consenting Holders” means those Holders of Senior Notes, or their permitted successors and assigns that have executed the Plan Support Agreement.

“Credit Agreement” means that certain Credit Agreement, dated as of April 23, 2007, among EPL, as borrower, the several banks and other financial institutions from time to time parties thereto, and BofA, as administrative agent, and all related guaranty, security, and other documents executed in connection therewith.

“Credit Agreement Claim” means a Claim arising under the Credit Agreement.

“Cure” means the payment of Cash by a Debtor, or the Distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to cure a default by a Debtor under an executory contract or unexpired lease of a Debtor and to permit a Debtor to assume such contract or lease under section 365(a) of the Bankruptcy Code.

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 3 of 42

“Decommissioning Claims” means all Allowed Secured Claims and all Allowed Unsecured Claims of the MMS arising out of all well plugging and abandonment, platform, facility and pipeline removal, site clearance and related decommissioning liabilities.

“Debtor” means each of EPL and the EPL Debtor Subsidiaries on and after the Commencement Date, and “Debtors” means all of them collectively, and when the context so requires, in their capacity as debtors and debtors in possession under sections 1107 and 1108 of the Bankruptcy Code.

“Disallowed Claim” means any Claim against any Debtor that has been disallowed, in whole or in part, by Final Order of the Bankruptcy Court, or that has been withdrawn, in whole or in part, by the Holder thereof.

“Disallowed Equity Interest” means any Equity Interest in any Debtor that has been disallowed, in whole or in part, by Final Order of the Bankruptcy Court, or that has been withdrawn, in whole or in part, by the Holder thereof.

“Disbursing Agent” means the Reorganized Debtors or any party designated by the Reorganized Debtors, in their sole discretion, and approved by the Bankruptcy Court if other than a Reorganized Debtor, to serve as a disbursing agent under the Plan.

“Disclosure Statement” means the disclosure statement and all exhibits thereto relating to and describing the Plan, as amended, supplemented or modified from time to time, that is distributed in accordance with sections 1125 and/or 1145 of the Bankruptcy Code and Bankruptcy Rule 3017.

“Disputed” means, with respect to any Claim or Equity Interest, any Claim or Equity Interest to which the Debtors or any other party in interest has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules or that is otherwise disputed by the Debtors in accordance with applicable law, which objection, request for estimation, or dispute has not been settled, waived, withdrawn, or determined by a Final Order. A Claim that is Disputed by the Debtors as to its amount only shall be deemed Allowed in the amount the Debtors admit owing, if any, and Disputed as to the excess.

“Distribution” means any distribution made under the Plan to the Holders of Allowed Claims or Allowed Equity Interests.

“Distribution Date” means the date, occurring as soon as reasonably practicable after the Effective Date, on which the Disbursing Agent first makes Distributions to Holders of Allowed Claims and Allowed Equity Interests, if any, as provided in the Plan.

“Effective Date” means the first Business Day (a) on which all conditions to the Plan’s consummation set forth in Article 9.02 have been satisfied or waived and (b) that is the date on which the Plan is substantially consummated.

“Eligible Claims” means the Senior Note Claim, the Holders of which are entitled to vote under Article 8.01 of the Plan to accept or reject the Plan.

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 4 of 42

“Eligible Equity Interests” means the EPL Common Stock Interests, the Holders of which are entitled to vote under Article 8.01 of the Plan to accept or reject the Plan.

“Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

“EPL” means Energy Partners, Ltd., a Delaware corporation.

“EPL Common Stock” means, without duplication, (i) EPL’s common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Date, (ii) the EPL Existing Restricted Common Stock and (iii) the EPL Existing Option Shares.

“EPL Common Stock Interests” means all of the EPL Common Stock.

“EPL Existing Option Shares” means shares of EPL common stock, par value $0.01 per share, (i) issued and outstanding immediately before the Effective Date as a result of the exercise of options to purchase EPL common stock prior to the Effective Date or (ii) deemed to be issued and outstanding immediately before the Effective Date as a result of the deemed exercise of options pursuant to the provisions of Article 4.05 of the Plan.

“EPL Existing Restricted Common Stock” means EPL’s restricted share units that are settled by the issuance of EPL Common Stock and issued pursuant to EPL’s existing long-term incentive plans and related agreements, which restricted share units will become fully vested on the Effective Date pursuant to the provisions of Article 4.05 of the Plan in connection with the occurrence of the Effective Date.

“EPL Other Equity Interests” means collectively, (a) all incentive stock options, non-qualified stock options, and stock appreciation rights granted under any Debtor-sponsored stock option plans, (b) any other options, warrants, or rights, contractual or otherwise, if any, to acquire or receive an Equity Interest existing immediately before the Effective Date, and (c) all EPL common stock issued and held in treasury as of immediately before the Effective Date, except for any shares of EPL Existing Restricted Common Stock.

“EPL Debtor Subsidiaries” means EPL Pipeline, L.L.C., a Delaware limited liability company, Nighthawk, L.L.C., a Louisiana limited liability company, EPL of Louisiana, L.L.C., a Louisiana limited liability company, Delaware EPL of Texas, LLC, a Delaware limited liability company, and EPL Pioneer Houston, Inc., a Texas corporation.

“EPL Non-Debtor Subsidiaries” means EPL International, Ltd., a Cayman Islands company, EPL Nicaragua, Ltd., a Cayman Islands company, and EPL Acquisition Corp. LLC, a Delaware limited liability company.

“EPL Subsidiaries” means, collectively, the EPL Debtor Subsidiaries and the EPL Non-Debtor Subsidiaries.

“EPL Subsidiary Debtor Interests” means all of the authorized, issued and outstanding equity securities and the partnership and member interests of the EPL Subsidiaries.

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 5 of 42

“EPL Subsidiary Guarantees” means the guarantees of the EPL Debtor Subsidiaries of EPL’s obligations under (a) the Credit Agreement and (b) the Senior Notes Indentures.

“Equity Committee” means the Official Committee of Equity Security Holders appointed by the Office of the United States Trustee on June 29, 2009.

“Equity Designee” has the meaning set forth in Section 4.04 of this Plan.

“Equity Interests” means EPL Common Stock Interests, EPL Other Equity Interests, and EPL Subsidiary Debtor Interests.

“Estate” means the estate of any of the Debtors in the Chapter 11 Cases, and “Estates” means, collectively, the estates of all of the Debtors in the Chapter 11 Cases, as created under section 541 of the Bankruptcy Code.

“Exchange Act” means the Securities Exchange Act of 1934, as now in effect or hereafter amended.

“Existing Securities” means all Equity Interests and all Senior Notes.

“Exit Facility Agent” means the administrative agent for the Exit Facility Lenders.

“Exit Facility Credit Agreement” means the credit agreement with respect to the Exit Facility.

“Exit Facility Credit Documents” means the Exit Facility Credit Agreement and related guaranty, security, and other documents in form and substance reasonably satisfactory to the Debtors, the Exit Facility Lenders, the Exit Facility Agent and the Majority Consenting Holders.

“Exit Facility” means that certain credit facility to be entered into by Reorganized EPL and certain of the Reorganized Subsidiaries on the Effective Date upon terms and conditions acceptable to the Debtors, the Exit Facility Lenders, the Exit Facility Agent and the Majority Consenting Holders.

“Exit Facility Lenders” means the lenders under the Exit Facility Credit Documents.

“Face Amount” means when used in reference to (a) a Disputed Claim, the full stated amount claimed by the Holder thereof in any proof of Claim timely filed with the Bankruptcy Court, (b) an Allowed Claim, the Allowed amount thereof, and (c) an Equity Interest, the number of shares evidencing such Equity Interests.

“Federal East Bay” means EPL’s interest in Lease OCS-00352 (Portion of South Pass Block 27), Lease OCS-00353 (Portion of South Pass Block 28), Lease OCS-00693 (Portion of South Pass Block 27), and Lease OCS-00694 (Portion of South Pass Block 28), each a lease granted by the MMS.

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 6 of 42

“Final Order” means (a) an order or judgment of the Bankruptcy Court as to which the time to appeal, petition for certiorari, or commence other proceedings for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or (b) in the event that an appeal, petition for certiorari, or motion for reargument or rehearing has been sought, such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed or from which reargument or rehearing was sought, or certiorari has been denied, and the time to take any further appeal, petition for certiorari or other proceedings for reargument or rehearing shall have expired; provided, however, that no order shall fail to be a Final Order solely because of the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure or Rule 9024 of the Bankruptcy Rules may be filed with respect to such order.

“Fully Diluted New EPL Common Stock” means the shares of New EPL Common Stock issued and outstanding (including shares of Restricted New EPL Common Stock) and the shares of New EPL Common Stock reserved for issuance upon exercise of any outstanding New EPL Options, in each case as of the Effective Date.

“Holder” and, collectively, “Holders,” means a Person or Entity legally or beneficially, as applicable, holding a Claim or Equity Interest.

“Impaired” means, when used with reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

“Impaired Claim” means a Claim classified in an Impaired Class.

“Impaired Class” means each of Classes 7, 8 and 9, as set forth in Article III of the Plan.

“Indemnity Companies” means HCC Insurance Holdings, Indemco, Liberty Mutual Insurance Companies, RLI Group and Travelers Property Casualty Group.

“Lien” means any lien, lease, right of first refusal, servitude, claim, pledge, option, charge, hypothecation, easement, security interest, right-of-way, encroachment, mortgage, deed of trust, and/or any other encumbrance, restriction or limitation whatsoever.

“Majority Consenting Holders” means, as of any date of determination, Consenting Holders who are not in breach of their obligations under the Plan Support Agreement and hold more than fifty percent (50%) in aggregate principal amount of the Senior Notes held by all of the Consenting Holders.

“Master Ballot” means each of the ballot forms distributed with the Disclosure Statement to a Nominee.

“MMS” means the United States Department of the Interior, Minerals Management Service.

“MMS Order” means that certain order, dated March 23, 2009, issued by the MMS to EPL (which superseded an order from the MMS issued March 20, 2009) in response to the failure of EPL to timely fund the remaining deposit pursuant to the Trust Agreement, and which, inter alia, (i) ordered a shut-in of the Federal East Bay wells and facilities, and (ii) created an area-wide bond demand in the amount of $37,735,000.

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 7 of 42

“New EPL Common Stock” means all of the new common stock, par value $0.01 per share, authorized by the Plan to be issued by Reorganized EPL following the Effective Date.

“New EPL Options” means the options authorized hereunder to be issued by Reorganized EPL to purchase New EPL Common Stock pursuant to the provisions of the 2009 Long Term Incentive Plan, which may be issued with an exercise price no less than the fair market value of the Reorganized EPL shares as of the date of issuance and with vesting provisions to be determined by the board of directors of Reorganized EPL.

“New EPL Option Agreement” means the agreement to be entered into between any grantees of New EPL Options and Reorganized EPL pursuant to the 2009 Long Term Incentive Plan, in substantially the form filed with the Plan Supplement.

“New Securities” means, collectively, the New EPL Common Stock, the New EPL Options and the Restricted New EPL Common Stock.

“Nominee” means a bank, brokerage firm or other nominee holding Eligible Claims or Eligible Equity Interests in its own name on behalf of a beneficial owner, or any agent thereof.

“Non-Decommissioning Claims” means all Allowed Secured Claims of the MMS and all Allowed Unsecured Claims of the MMS, in each case arising out of royalty Claims and all other Claims of the MMS other than Decommissioning Claims.

“Noteholders Committee” means the Official Committee of Unsecured Noteholders appointed by the United States Trustee on June 4, 2009.

“Other Priority Claim” means a Claim entitled to priority under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

“Person” shall have the meaning set forth in section 101(41) of the Bankruptcy Code.

“Plan” means this chapter 11 plan of reorganization, including the exhibits and schedules hereto, as the same may be amended, modified or supplemented from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

“Plan Supplement” means the compilation of documents, including Reorganized EPL’s bylaws, Reorganized EPL’s certificate of incorporation, the 2009 Long Term Incentive Plan, the form of New EPL Option Agreement, the form of Restricted New EPL Common Stock Agreement, the list of proposed directors of Reorganized EPL, the schedule of Retained Plans and the schedule of executory contracts and unexpired leases to be rejected by the Debtors, which were filed with the Bankruptcy Court on July 19, 2009 (Dkt. No. 329), as such Plan Supplement may be amended or supplemented from time to time.

“Plan Support Agreement” means the Plan Support and Lock-up Agreement, dated as of April 30, 2009, among EPL and the Consenting Holders.

“Postpetition Interest” means interest accruing after the Commencement Date on a Claim.

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 8 of 42

“Pre-Petition Employee Change of Control Arrangements” means employment, change of control severance agreements or change of control severance with, or otherwise benefiting, EPL’s employees. Without limiting the generality of the foregoing, and for the avoidance of doubt, any offer letter, retention agreement, benefit plan or other arrangement that provides for benefits relating to the occurrence of a change of control (regardless of whether other conditions must also be satisfied in order for the benefits to vest or be paid), shall be considered a Pre-Petition Employee Change of Control Arrangement.

“Priority Tax Claim” means any Claim that is entitled to priority under section 507(a)(8) of the Bankruptcy Code.

“Professional” means a professional Person, as that term is used in sections 327 and 1103 of the Bankruptcy Code.

“Professional Fee Claim” means a Professional’s Claim for compensation or reimbursement of costs and expenses relating to services performed on and after the Commencement Date and before and including the Effective Date.

“Pro Rata” means at any time, the proportion that the Face Amount of an Allowed Claim or Allowed Equity Interest in a particular Class bears to the aggregate Face Amount of all Claims or Equity Interests (including Disputed Claims or Disputed Equity Interests, but excluding Disallowed Claims or Disallowed Equity Interests) in that particular Class, unless the Plan provides otherwise.

“Record Date for Plan Distribution” means, for purposes of receiving a Distribution under the Plan, the date that is the second Business Day after the Confirmation Date.

“Reinstated” or “Reinstatement” means rendering a Claim or Equity Interest unimpaired within the meaning of section 1124 of the Bankruptcy Code.

“Released Parties” means (i) each present and former director, officer and employee of the Debtors, in each case in their capacity as such, (ii) each Holder of a Senior Note Claim and each of their officers, directors and employees, including each Consenting Holder, (iii) each of the Senior Notes Indenture Trustees, (iv) each member of any Committee, including the Ad Hoc Committee and (v) each Advisor of the Debtors, the Holders of Senior Note Claims, the Senior Notes Indenture Trustees and each Committee (including the Ad Hoc Committee).

“Reorganized Debtor” means each of Reorganized EPL and the Reorganized Subsidiaries, and “Reorganized Debtors” means all of them collectively.

“Reorganized EPL” means EPL, on and after the Effective Date.

“Reorganized Subsidiaries” means the EPL Debtor Subsidiaries, on and after the Effective Date.

“Requisite Acceptances” means (i) with respect to the Impaired Class 7, acceptance of the Plan by (a) Holders of at least two-thirds (2/3) in amount of Allowed Claims in such Impaired Class of Claims actually voting and (b) the Holders of more than one-half (1/2) in

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 9 of 42

number of Allowed Claims in such Impaired Class of Claims actually voting and (ii) with respect to the Impaired Class 8, acceptance of the Plan by Holders of at least two-thirds (2/3) in amount of Allowed Equity Interests in such Impaired Class of Equity Interests actually voting, in each case not counting the vote of any Holder designated under section 1126(e) of the Bankruptcy Code.

“Restricted New EPL Common Stock” means the restricted shares of New EPL Common Stock, par value $0.01 per share, authorized by the Plan to be issued by Reorganized EPL under the 2009 Long Term Incentive Plan as determined by the board of directors of Reorganized EPL.

“Restricted New EPL Common Stock Agreement” means the agreement authorized to be entered into between any grantees of Restricted New EPL Common Stock and Reorganized EPL pursuant to the 2009 Long Term Incentive Plan as determined by the board of directors of Reorganized EPL, in substantially the form filed with the Plan Supplement.

“Restructuring Transactions” means collectively, the transactions and transfers described in Article IV of the Plan.

“Retained Plans” means employee compensation and benefit plans of the Debtors, including benefit plans and programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Commencement Date and not since terminated, in each case only to the extent set forth on a schedule included in the Plan Supplement.

“Schedules” means the schedule of assets and liabilities and the statements of financial affairs filed by the Debtors as the same may have been or may be amended, modified, or supplemented.

“Securities Act” means the Securities Act of 1933, as now in effect or hereafter amended.

“Secured Claim” means a Claim that is secured by a Lien that is valid, perfected and enforceable, and not avoidable, upon property in which a Debtor has an interest, to the extent of the value, as of the Effective Date, of such interest or Lien as determined by a Final Order pursuant to section 506 of the Bankruptcy Code, or as otherwise agreed to in writing by a Debtor or Reorganized Debtor and the Holder of such Claim.

“Senior Note Claim” means any Claim against the Debtors arising under the Senior Notes, the Senior Notes Indentures or any ancillary agreement.

“Senior Fixed Notes” means the 9.75% Senior Notes and the 8.75% Senior Notes, collectively.

“Senior Floating Notes” means the Senior Floating Notes due 2013, in the aggregate principal amount of $150 million issued by EPL under the 2007 Senior Notes Indenture.

“Senior Notes” means the Senior Fixed Notes and the Senior Floating Notes, collectively.

“Senior Notes Indentures” means, individually and collectively, each of the 2007 Senior Notes Indenture and the 2003 Senior Notes Indenture.

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 10 of 42

“Senior Notes Indenture Trustee” means, for the 2007 Senior Notes Indenture, the 2007 Senior Notes Indenture Trustee, and for the 2003 Senior Notes Indenture, the 2003 Senior Notes Indenture Trustee.

“Senior Secured Debt” means all obligations of the Debtors arising under the Credit Agreement.

“Senior Secured Lenders” means the Holders of Claims under the Credit Agreement.

“Solicitation” means the solicitation by the Debtors from Holders of Eligible Claims and Eligible Equity Interests of acceptances of the Plan pursuant to section 1126(b) of the Bankruptcy Code.

“Solicitation Agent” means Epiq Bankruptcy Solutions, LLC.

“Solicitation Package” means the package provided by the Debtors that includes the Plan, the Disclosure Statement and related materials and, where appropriate, Ballots.

“Subcommittee” has the meaning set forth in Section 4.04 of this Plan.

“Supplemental Candidate” has the meaning set forth in Section 4.04 of this Plan.

“Trustee” means JP Morgan Chase Bank, N.A.

“Trust Account” means the account established at Trustee pursuant to the Trust Agreement.

“Trust Agreement” means that certain Decommissioning Trust Agreement, dated effective December 23, 2008, by and among EPL, MMS and Trustee.

“Unimpaired” means, with respect to a Claim (or Class of Claims) or Equity Interest (or Class of Equity Interests), a Claim (or Class of Claims) or Equity Interest (or Class of Equity Interests) that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

“Unimpaired Class” means each of Classes 1, 2, 3, 4, 5, 6 and 10, as set forth in Article III of the Plan.

“Unsecured Claim” means an unsecured Claim, other than a Senior Note Claim, that is not entitled to priority under section 507 of the Bankruptcy Code.

“Voting Deadline” means 5:00 p.m., prevailing Eastern time, on July 22, 2009, the date and time by which the Ballots must be received by the Solicitation Agent.

“Voting Notes” means the Senior Notes, the Holders of which are entitled to vote to accept or reject the Plan.

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 11 of 42

“Voting Record Date” means June 17, 2009, the date for the determination of Holders of record of Eligible Claims and Eligible Equity Interests entitled to receive the Solicitation Package and vote on the Plan.

“2003 Senior Notes Indenture” means that certain Indenture dated as of August 5, 2003, as supplemented by that certain First Supplemental Indenture dated as of April 6, 2007, by and between EPL and the 2003 Senior Notes Indenture Trustee.

“2003 Senior Notes Indenture Trustee” means Wells Fargo Bank, N.A., as indenture trustee for the 8.75% Senior Notes, or any successor to such indenture trustee.

“2007 Senior Notes Indenture” means that certain Indenture dated as of April 23, 2007, by and between EPL and the 2007 Senior Notes Indenture Trustee.

“2007 Senior Notes Indenture Trustee” means U.S. Bank National Association, as indenture trustee for the 9.75% Senior Notes and the Senior Floating Notes, or any successor to such indenture trustee.

“2009 Long Term Incentive Plan” means the long term incentive plan that may be adopted by the Reorganized Debtors on the Effective Date under the Plan pursuant to which Restricted New EPL Common Stock and the New EPL Options may be issued as determined by the board of directors of Reorganized EPL, in substantially the form filed with the Plan Supplement.

“8.75% Senior Notes” means the 8.75% unsecured notes due 2010 in the aggregate principal amount of $4.5 million issued by EPL under the 2003 Senior Notes Indenture.

“9.75% Senior Notes” means the 9.75% senior unsecured notes due 2014 in the aggregate principal amount of $300 million issued by EPL under the 2007 Senior Notes Indenture.

1.02 Scope of Definitions; Rules of Construction; Rules of Interpretation; Computation of Time.

a) Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. Unless otherwise specified, all section, article, schedule, or exhibit references in this Plan are to the respective section in, article of, or schedule or exhibit to this Plan, as the same may be amended, waived, or modified from time to time. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to this Plan as a whole and not to any particular section, subsection, or clause contained therein. A term used in this Plan that is not defined in this Plan shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to this Plan. The headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 12 of 42

b) In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) will apply. Unless otherwise provided in this Plan, any reference in this Plan to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions. Any reference in this Plan to an existing document or schedule filed or to be filed means such document or schedule, as it may have been or may be amended, modified or supplemented pursuant to this Plan. Any reference to an Entity as a Holder of a Claim or Equity Interest includes that Entity’s legal successors and assigns.

c) This Plan is the product of extensive discussions and arm’s-length negotiations between and among the Debtors and the Consenting Holders. Each of the foregoing was represented by counsel who either (i) participated in the formulation and documentation of or (ii) was afforded the opportunity to review and provide comments on, the Plan, the Disclosure Statement, and the other relevant and necessary documents ancillary thereto, as applicable. To the extent that the provisions of this Plan conflict or are inconsistent with the provisions set forth in any document in the Plan Supplement, the terms of the Plan Supplement, as applicable, shall govern.

ARTICLE II

TREATMENT OF UNCLASSIFIED CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified and are not entitled to vote on this Plan.

2.01 Administrative Claims. Except to the extent that any Entity entitled to payment of any Allowed Administrative Claim agrees to a less favorable treatment, each Holder of an Allowed Administrative Claim shall receive Cash equal to the unpaid portion of its Allowed Administrative Claim, on the latest of (a) the Distribution Date, (b) the date on which its Administrative Claim becomes an Allowed Administrative Claim, or (c) the date on which its Administrative Claim becomes payable under any agreement relating thereto, or as soon thereafter as is reasonably practicable. Notwithstanding the foregoing, any Allowed Administrative Claim based on a liability incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases, including but not limited to the reasonable fees and expenses incurred after the Commencement Date by the Senior Notes Indenture Trustees, shall be paid by the Debtors or the Reorganized Debtors as Administrative Claims in the ordinary course of the Debtors’ businesses, in accordance with the terms and conditions of any agreement relating thereto or upon such other terms as may be agreed upon between the Holder of such Claim and the Debtors, without application by or on behalf of any such parties to the Bankruptcy Court, and without notice and a hearing, unless specifically required by the Bankruptcy Court.

2.02 Priority Tax Claims. Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, on the later of (a) the Distribution Date or (b) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, (x) Cash equal to the unpaid portion of such Allowed Priority Tax Claim or (y) such other treatment as to which the Reorganized Debtors and such Holder shall have agreed upon in writing.

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 13 of 42

The Holder of an Allowed Priority Tax Claim will not be entitled to receive any payment on account of any penalty arising with respect to or in connection with the Allowed Priority Tax Claim. Any such Claim or demand for any such penalty will be subject to treatment in Class 6.

2.03 Professional Fee Claims. Unless otherwise ordered by the Bankruptcy Court, the Holders of Professional Fee Claims shall file their respective final fee applications for the allowance of compensation for services rendered and reimbursement of expenses incurred through the Effective Date by no later than the date that is sixty (60) days after the Effective Date, or such other date that may be fixed by the Bankruptcy Court. If granted by the Bankruptcy Court, such Claim shall be paid in full in such amount as is Allowed by the Bankruptcy Court either (a) on the date such Professional Fee Claim becomes an Allowed Professional Fee Claim, or as soon as reasonably practicable thereafter, or (b) upon such other terms as may be mutually agreed upon between such Holder of an Allowed Professional Fee Claim and the Reorganized Debtors. Requests for compensation under section 503(b)(3) and (4) of the Bankruptcy Code must be filed with the Bankruptcy Court and served on the Debtors, any Committee, and other parties in interest by the Administrative Claims Bar Date. Notwithstanding the foregoing, the reasonable fees and expenses incurred by (x) Jones Day, as counsel to the Ad Hoc Committee, and (y) Gary Hanna, as a consultant to the Ad Hoc Committee, in accordance with their respective agreements with EPL, shall both be paid by the Debtors or the Reorganized Debtors as Administrative Claims in the ordinary course of the Debtors’ businesses, without application by or on behalf of any such parties to the Bankruptcy Court, and without notice and a hearing, unless specifically required by the Bankruptcy Court. If the Debtors or the Reorganized Debtors and any such professional cannot agree on the amount of fees and expenses to be paid to such party, the amount of fees and expenses shall be determined by the Bankruptcy Court. If any fees and expenses have not been paid to Jones Day and/or Gary Hanna in the ordinary course and the parties do not disagree as to the appropriate amounts payable, such fees and expenses shall be paid by the Reorganized Debtors on the Effective Date (unless the Bankruptcy Court has otherwise specifically required a hearing on the payment of such amounts). The payment of the Jones Day and Gary Hanna fees and expenses under this Article 2.03 are part of the overall settlement embodied by the Plan among the Consenting Holders and the Debtors.

ARTICLE III

CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

3.01 Introduction. This Plan places all Claims and Equity Interests, except unclassified Claims provided for in Article II, in the Classes listed below. A Claim or Equity Interest is placed in a particular Class only to the extent that it falls within the description of that Class, and is classified in any other Class to the extent that any portion thereof falls within the description of such other Class.

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 14 of 42

3.02 Summary of Classes.

CLASS	DESIGNATION	IMPAIRMENT	ENTITLED TO VOTE
Class 1	Priority Claims	Unimpaired	No (deemed to accept)
Class 2	Credit Agreement Claims	Unimpaired	No (deemed to accept)
Class 3	Indemnity Companies Claims	Unimpaired	No (deemed to accept)
Class 4	MMS Claims	Unimpaired	No (deemed to accept)
Class 5	Secured Claims	Unimpaired	No (deemed to accept)
Class 6	Unsecured Claims	Unimpaired	No (deemed to accept)
Class 7	Senior Note Claims	Impaired	Yes
Class 8	EPL Common Stock Interests	Impaired	Yes
Class 9	EPL Other Equity Interests	Impaired	No (deemed to reject)
Class 10	EPL Subsidiary Debtor Interests	Unimpaired	No (deemed to accept)

3.03 Treatment of Classified Claims and Equity Interests

a) CLASS 1 - PRIORITY CLAIMS

i) Claims in Class: Priority Claims are Claims that are accorded priority in right of payment under section 507(a) of the Bankruptcy Code (other than Allowed Administrative Claims and Allowed Priority Tax Claims).

ii) Treatment: On the later of (i) the Distribution Date and (ii) the date on which its Priority Claim becomes an Allowed Priority Claim, or, in each case, as soon as reasonably practicable thereafter, each Holder of an unpaid Allowed Priority Claim against the Debtors shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Claim, Cash equal to the full amount of its Allowed Priority Claim.

iii) Voting: Class 1 is Unimpaired by the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, each Holder of an Allowed Priority Claim in Class 1 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

b) CLASS 2 - CREDIT AGREEMENT CLAIMS

i) Claims in Class: Class 2 consists of all Allowed Credit Agreement Claims.

ii) Treatment: Unless otherwise agreed to by the Holders of any Allowed Credit Agreement Claim, the Debtors and the Majority Consenting Holders, on the Effective Date, or as soon as reasonably practicable thereafter, each Holder of any Allowed Credit Agreement Claim shall receive, in full satisfaction, settlement, release and discharge of such Allowed Credit Agreement Claim, Cash in an amount equal to one hundred percent (100%) of such Holder’s remaining Allowed Credit Agreement Claim from the proceeds of the Exit

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 15 of 42

Facility; provided, however, if the Debtors have not received a commitment for such Exit Facility on or before the date that is seven (7) Business Days prior to the date of the Confirmation Hearing, the Debtors may (at their election) have such Claim Reinstated and paid in accordance with the terms of the Credit Agreement. All EPL Subsidiary Guarantees shall be terminated upon satisfaction of the Allowed Credit Agreement Claims.

iii) Voting: Class 2 is Unimpaired by the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, each Holder of an Allowed Credit Agreement Claim in Class 2 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

c) CLASS 3 - INDEMNITY COMPANIES CLAIMS

i) Claims in Class: Class 3 consists of all Allowed Secured Claims and all Allowed Unsecured Claims of the Indemnity Companies arising out of the plugging and abandonment liabilities of the Debtors.

ii) Treatment: Except to the extent that any Entity entitled to payment of any Allowed Secured Claim or Allowed Unsecured Claim in Class 3 agrees to a less favorable treatment, each Holder of an Allowed Secured Claim or an Allowed Unsecured Claim in Class 3 shall have such Claim Reinstated.

iii) Voting: Class 3 is Unimpaired by the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, each Holder of an Allowed Secured Claim or an Allowed Unsecured Claim in Class 3 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

d) CLASS 4 - MMS CLAIMS

i) Claims in Class: Class 4 consists of all Decommissioning Claims and all Non-Decommissioning Claims.

ii) Treatment:

A) EPL shall pay into the Trust Account $1,202,333.33 million on the last Business Day of each calendar month during the Chapter 11 Cases (including the $1,202,333.33 payment previously made on April 29, 2009; collectively, the “Adequate Protection Payments”) as adequate protection for the Decommissioning Claims asserted by the MMS, whether such claims are included within the MMS Order or otherwise;

B) MMS and EPL shall reaffirm the terms and conditions of the Trust Agreement and shall attach a new Schedule A (Funding Obligations) thereto, which shall (i) include references to all Adequate Protection Payments made and (ii) require a payment into the Trust Account on the Effective Date (or the provision of other security acceptable to the MMS and the Majority Consenting Holders in such amount) equal to (x) $21 million minus (y) the sum total of all Adequate Protection Payments that are made prior to the Effective Date. EPL will pay (or provide other security acceptable to the MMS and the Majority Consenting Holders

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 16 of 42

with respect to) any remaining unpaid balance of the “Funding Cap” described on Schedule A, which payments (or such other security) will be made or provided in equal quarterly installments of $1,806,358.98, commencing October 31, 2009 and ending on October 31, 2012;

C) As of the Effective Date, EPL shall assume, to the extent section 365 of the Bankruptcy Code applies, all of its oil and gas leases in the Gulf of Mexico granted by and through the MMS and shall pay to the MMS in the ordinary course of business all Non-Decommissioning Claims not otherwise paid;

D) On the Effective Date, the MMS shall release and cancel Bond No. RLB0001113 in the amount of $3 million;

E) EPL will continue with its ordinary course decommissioning activities and its “Idle Iron” activities, specifically including such activities in Federal East Bay;

F) On the Effective Date, EPL shall be allowed to resume production associated with Federal East Bay oil and gas leases; and

G) On the Effective Date, in consideration for this Plan treatment, the MMS Order shall be rescinded.

iii) Voting: Class 4 is Unimpaired by the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, the MMS is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

e) CLASS 5 - SECURED CLAIMS

i) Claims in Class: Class 5 consists of all Allowed Secured Claims, other than Claims in Classes 2, 3 or 4.

ii) Treatment: On the latest of (x) the Effective Date, (y) the date on which a Secured Claim becomes an Allowed Secured Claim, and (z) such other date as may be ordered by the Bankruptcy Court, or, in each case, as soon as reasonably practicable thereafter, each Allowed Secured Claim shall be, at the election of the Debtors: (i) Reinstated, (ii) paid in Cash, in full satisfaction, settlement, release and discharge of such Allowed Secured Claim, (iii) satisfied by the Debtors’ surrender of the collateral securing such Allowed Secured Claim, or (iv) offset against, and to the extent of, the Debtors’ claims against the Holder of such Allowed Secured Claim.

iii) Voting: Class 5 is Unimpaired by the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, each Holder of an Allowed Secured Claim in Class 5 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 17 of 42

f) CLASS 6 - UNSECURED CLAIMS

i) Claims in Class: Class 6 consists of all Allowed Unsecured Claims, and does not include Claims in Classes 3, 4 or 7.

ii) Treatment: Except to the extent that any Entity entitled to payment of any Allowed Unsecured Claim agrees to a less favorable treatment, each Holder of an Allowed Unsecured Claim shall, at the election of the Debtors, on the Effective Date or as promptly as possible thereafter: (x) receive, in full satisfaction, settlement, release and discharge of such Allowed Unsecured Claim, Cash equal to the unpaid amount of such Allowed Unsecured Claim or (y) have such Claim Reinstated, which shall include payment in the ordinary course and in accordance with ordinary payment terms as such Claims become due. If Claims are disputed in part, the undisputed portion will be treated as provided above and the Debtors will attempt to resolve the disputed portion as promptly as possible.

iii) Voting: Class 6 is Unimpaired by the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, each Holder of an Allowed Unsecured Claim in Class 6 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

g) CLASS 7 - SENIOR NOTE CLAIMS

i) Claims in Class: Class 7 consists of all Allowed Senior Note Claims. On the Effective Date, the Senior Note Claims shall be deemed Allowed in the aggregate amount of $454.5 million of principal plus accrued and unpaid interest through the Commencement Date.

ii) Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, Holders of Allowed Senior Note Claims shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Senior Note Claims, their Pro Rata share of ninety-five percent (95%) of the shares of New EPL Common Stock to be issued at the Effective Date, subject to dilution by the issuance of shares of New EPL Common Stock upon the exercise of any New EPL Options or otherwise pursuant to the 2009 Long Term Incentive Plan. The EPL Subsidiary Guarantees of the Senior Note Claims shall be terminated and forever discharged as of the Effective Date.

iii) Voting: Class 7 is Impaired by the Plan. Each Holder of an Allowed Senior Note Claim in Class 7 is entitled to vote to accept or reject the Plan.

h) CLASS 8 - EPL COMMON STOCK INTERESTS

i) Equity Interests in Class: Class 8 consists of all Allowed EPL Common Stock Interests.

ii) Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, all existing Allowed EPL Common Stock Interests will be cancelled, and Holders of Allowed EPL Common Stock Interests will receive, in full satisfaction, settlement,

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 18 of 42

release, and discharge of and in exchange for such Allowed EPL Common Stock Interests, their Pro Rata share of five percent (5%) of the shares of New EPL Common Stock to be issued at the Effective Date, subject to dilution by the issuance of shares of New EPL Common Stock upon the exercise of any New EPL Options or otherwise pursuant to the 2009 Long Term Incentive Plan.

iii) Voting: Class 8 is Impaired by the Plan. Each Holder of an Allowed EPL Common Stock Interest in Class 8 is entitled to vote to accept or reject the Plan.

i) CLASS 9 - EPL OTHER EQUITY INTERESTS

i) Equity Interests in Class: Class 9 consists of all EPL Other Equity Interests.

ii) Treatment: On the Effective Date, all EPL Other Equity Interests shall be cancelled, and the Holders of EPL Other Equity Interests shall not receive or retain any property or interest in property on account of their EPL Other Equity Interests.

iii) Voting: Holders of EPL Other Equity Interests shall receive no Distribution under the Plan. Pursuant to section 1126(g) of the Bankruptcy Code, each Holder of an EPL Other Equity Interest in Class 9 is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

j) CLASS 10 - EPL SUBSIDIARY DEBTOR INTERESTS

i) Equity Interests in Class: Class 10 consists of all EPL Subsidiary Debtor Interests.

ii) Treatment: On the Effective Date, all EPL Subsidiary Debtor Interests shall be Reinstated and shall vest in Reorganized EPL, or the respective Reorganized Debtor, as the case may be.

iii) Voting: Holders of EPL Subsidiary Debtor Interests are Unimpaired. Pursuant to section 1126(f) of the Bankruptcy Code, each Holder of an EPL Subsidiary Debtor Interest in Class 10 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

3.04 Allowed Claims and Equity Interests. Notwithstanding any provision herein to the contrary, the Debtors or Reorganized Debtors shall only make Distributions on account of Allowed Claims and Allowed Equity Interests. A Claim that is Disputed by the Debtors as to its amount only shall be deemed Allowed in the amount the Debtors admit owing and Disputed as to the remainder.

3.05 Postpetition Interest. In accordance with section 502(b)(2) of the Bankruptcy Code, the amount of all prepetition Unsecured Claims against the Debtors shall be calculated as of the Commencement Date. Except as otherwise explicitly provided in this Plan, in section 506(b) of the Bankruptcy Code, or by Final Order, no Holder of a prepetition Claim shall be entitled to or receive interest or fees relating to such Claim.

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 19 of 42

3.06 Allocation. The value of any New EPL Common Stock received by Holders of Claims in satisfaction of interest-bearing obligations shall be allocated first to the full satisfaction of principal of such interest-bearing obligations and second in satisfaction of any accrued and unpaid interest.

ARTICLE IV

MEANS FOR IMPLEMENTATION OF THIS PLAN

4.01 Continued Corporate Existence. The Reorganized Debtors shall continue to exist after the Effective Date as separate Entities in accordance with the applicable law in the applicable jurisdiction in which they were formed under their respective certificates of incorporation or formation, as applicable, and bylaws or similar organizational documents, as applicable, in effect before the Effective Date except as their certificates of incorporation or formation and bylaws or similar organizational documents may be amended pursuant to this Plan. On the Effective Date, without any further corporate or similar action, the certificate of incorporation and bylaws of Reorganized EPL shall be amended as necessary to satisfy the provisions of this Plan and the Bankruptcy Code and shall include, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities. The certificate of incorporation and bylaws of Reorganized EPL shall be substantially in the form filed with the Plan Supplement. The appointment of the board of directors of Reorganized EPL pursuant to this Plan as of the Effective Date being deemed to constitute the election of directors of Reorganized EPL by written consent in lieu of an annual meeting pursuant to Section 303 of the Delaware General Corporation Law and Section 211 of the Delaware General Corporation Law, Reorganized EPL shall not be required to hold an annual meeting of stockholders prior to June 29, 2010. The certificate of incorporation or formation and bylaws or other organizational documents of each Reorganized Subsidiary shall be the certificate of incorporation or formation and bylaws, respectively, of each Reorganized Subsidiary on the Effective Date without any modification or amendment thereto.

4.02 Restructuring Transactions. On the Effective Date, and pursuant to the Plan or the applicable Plan Supplement documents, the applicable Debtors or Reorganized Debtors shall enter into the Restructuring Transactions contemplated herein, and shall take any actions as may be reasonably necessary or appropriate to effect a restructuring of their respective businesses or the overall organizational structure of the Reorganized Debtors. The Restructuring Transactions may include one or more mergers, consolidations, restructurings, conversions, dissolutions, transfers or liquidations as may be determined by the Debtors or the Reorganized Debtors to be necessary or appropriate. The actions to effect the Restructuring Transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and any other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation or reincorporation, limited partnership, or formation, merger, consolidation, conversion, or dissolution pursuant to applicable state law; and (d) all other actions that the applicable Entities determine to be

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 20 of 42

reasonably necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with the Restructuring Transactions. The chairman of the board of directors, president, chief executive officer, chief financial officer, chief restructuring officer, any executive vice president or senior vice president, or any other appropriate officer, manager or managing partner of each Debtor or Reorganized Debtor, as appropriate, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such other actions, as may be reasonably necessary or appropriate, to effectuate and further evidence the terms and conditions of this Plan. The secretary or assistant secretary of the appropriate Debtor or Reorganized Debtor, as appropriate, shall be authorized to certify or attest to any of the foregoing actions.

4.03 Corporate Action; Cancellation of Securities. As of the Effective Date, the Certificates evidencing the Existing Securities shall evidence solely the right to receive from the Debtors the Distribution of the consideration, if any, set forth in Article 3.03. On the Effective Date, except as otherwise provided for herein (a) the Existing Securities, to the extent not already cancelled, shall be deemed cancelled and of no further force or effect without any further action on the part of the Bankruptcy Court or any other Person and (b) the obligations of the Debtors under the Existing Securities and under the Debtors’ certificates of incorporation or formation, any agreements, indentures, or certificates of designations governing the Existing Securities shall be terminated and discharged; provided, however, that each indenture or other agreement that governs the rights of the Holder of a Claim based on the Existing Securities and that is administered by an indenture trustee, agent, or servicer shall continue in effect solely for the purposes of (x) allowing such indenture trustee, agent, or servicer to make the Distributions to be made on account of such Claims hereunder and (y) permitting such indenture trustee, agent, or servicer to maintain any rights it may have for fees, costs, expenses, and indemnification under such indenture or other agreement. Additionally, the cancellation of any indenture shall not impair the rights and duties under such indenture as between the indenture trustee thereunder and the beneficiaries of the trust created thereby. Additionally, as of the Effective Date, all EPL Other Equity Interests, to the extent not already cancelled, shall be cancelled. For avoidance of doubt, the EPL Other Equity Interests will include all options to purchase EPL Common Stock that, immediately prior to the Effective Date, are issued and outstanding but have not been exercised in accordance with the terms and conditions of any applicable EPL long-term incentive plans and related agreements pursuant to which such options were granted or that have not been deemed exercised pursuant to Article 4.05 of the Plan or that have been deemed under the provisions of Article 4.05 of the Plan to be EPL Other Equity Interests. The EPL Subsidiary Debtor Interests shall not be cancelled, but shall be Reinstated and shall vest in Reorganized EPL or the respective Reorganized Debtors, as the case may be, as of the Effective Date.

4.04 Directors and Executive Officers. On the Effective Date, the term of each member of EPL’s current board of directors will automatically expire. Subject to the requirements of section 1129(a)(5) of the Bankruptcy Code, the initial board of directors of Reorganized EPL on and after the Effective Date will consist of up to five directors, four of which will be designated by the Noteholders Committee and one of which will be selected by the Equity Committee, as described below. Four of the initial directors of Reorganized EPL will be the individuals named in the Plan Supplement, which individuals were designated by the Noteholders Committee. These individuals are Messrs. Charles O. Buckner, Scott A. Griffiths,

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 21 of 42

Marc McCarthy, and Steven J. Pully. The remaining initial director of EPL will be designated by the Equity Committee, subject to the terms and conditions set forth in this paragraph (the “Equity Designee”). On or prior to July 31, 2009, the Equity Committee will provide the Debtors and the Noteholders Committee a list of names for consideration to be named an initial director of EPL as the Equity Designee. This list will contain (x) the names of at least three individuals, (y) for each such individual a curriculum vitae and any information required to perform a background check and (z) the consent of each individual to the performance of such background check. The list will be reviewed by the subcommittee of the Noteholders Committee that has previously vetted candidates for chief executive officer and candidates for initial director (the “Subcommittee”). The Subcommittee will determine, in its sole discretion, whether (x) each candidate meets the qualification requirements established by the Subcommittee in vetting the other initial directors and (y) each candidate’s background check has acceptable results. Upon the determination by the Subcommittee that all such conditions have been fulfilled with respect to one or more candidates that are acceptable to the Subcommittee, the Noteholders Committee will select a designee from among qualified candidates and give notice to the Debtors and the Equity Committee, and such candidate will be designated as the Equity Designee. If the Subcommittee determines that no candidate meeting these conditions is submitted by the Equity Committee, then the Subcommittee will notify the Equity Committee, and the Equity Committee will promptly either (i) provide a supplemental list of up to five additional candidates (each, a “Supplemental Candidate”), which list will be reviewed in the same manner as described above, or (ii) meet with the Subcommittee in the manner described in the next sentence. If (i) the Subcommittee determinates that no Supplemental Candidate, if any, meets the conditions described above or (ii) the Equity Committee does not promptly submit any Supplemental Candidates to the Subcommittee, then the Equity Committee and the Subcommittee will promptly confer in good faith with each other to mutually agree upon the Equity Designee. For the avoidance of doubt, at the good faith conference, the Subcommittee may propose for selection as the Equity Designee candidates that the Subcommittee believes are more qualified than the candidates submitted by Equity Committee. If the Equity Committee and the Subcommittee conduct such good faith discussions but are unable to mutually agree upon the Equity Designee, then the Equity Committee or the Subcommittee may submit the question of one or more rejected individuals’ qualifications to the Bankruptcy Court for final determination. Each initial director, including without limitation the Equity Designee, will serve as a director of Reorganized EPL on the same terms and conditions described in the form of bylaws attached to the Plan Supplement.

The board of directors of Reorganized EPL shall have the responsibility for the oversight of Reorganized EPL on and after the Effective Date. The members of existing EPL management shall maintain their current positions as executive officers of the Reorganized Debtors on and after the Effective Date on the same terms and conditions described in the form of bylaws attached to the Plan Supplement. The current officers and directors of the EPL Debtor Subsidiaries shall also serve as the officers and directors of each of the respective Reorganized Subsidiaries on and after the Effective Date; provided, however, that each officer and director of a Reorganized Subsidiary shall be subject to the terms and conditions described in the applicable governing documents of such Reorganized Subsidiary.

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 22 of 42

4.05 Vesting of Options and EPL Existing Restricted Common Stock; Deemed Exercise of Certain Options for EPL Common Stock. In connection with and immediately prior to the consummation of the Plan on the Effective Date, all EPL Existing Restricted Common Stock and all non-vested options to purchase EPL Common Stock issued pursuant to EPL’s existing long-term incentive plans and related agreements that are outstanding (or, in the case of certain shares of EPL Existing Restricted Common Stock, issued and held in treasury) immediately prior to the Effective Date will become fully vested, all restrictions, if any, with respect thereto will lapse and all performance criteria, if any, applicable thereto, will be deemed to have been satisfied. All shares of EPL Common Stock issuable upon the vesting of such EPL Existing Restricted Common Stock shall be deemed issued and outstanding immediately prior to the consummation of the Plan on the Effective Date and will be treated as Class 8 EPL Common Stock Interests under this Plan. Options issued under the Debtors’ long term incentive plans shall thereafter be cancelled unless exercised prior to the Effective Date in accordance with the terms and conditions of the applicable existing EPL long-term incentive plans and agreements pursuant to which such options were issued or deemed exercised pursuant to the following sentence. In connection with and immediately prior to the consummation of the Plan on the Effective Date, each option that becomes vested pursuant to the terms of this Article 4.05 with an exercise price that is less than or equal to the Fair Market Value (as defined in the applicable existing EPL long-term incentive plan and related agreement pursuant to which such option was granted) of a share of EPL Common Stock on the day prior to the Effective Date will be deemed to have been exercised by the holder thereof in a cashless exercise and such holder shall be deemed to have received upon such exercise a number of shares of EPL Common Stock (rounded down to the nearest whole number after taking into account all such options held by such holder) having a Fair Market Value as of the day prior to the Effective Date that is equal to the difference between such Fair Market Value and such exercise price. The shares of EPL Common Stock deemed to be so issued will be treated as Class 8 EPL Common Stock Interests under this Plan. Each other option to purchase EPL Common Stock that is issued and outstanding immediately prior to the Effective Date will be treated as a Class 9 EPL Other Equity Interest and cancelled on the Effective Date unless prior to the Effective Date the holder thereof exercises such option in accordance with the terms and conditions of the applicable existing EPL long-term incentive plan and related agreement pursuant to which such option was issued, in which case the share(s) of EPL Common Stock issued upon exercise thereof shall be treated as Class 8 EPL Common Stock Interests under this Plan.

4.06 New Securities. As of the Effective Date, 95% of the shares of New EPL Common Stock shall be issued, on a Pro Rata basis, to Holders of Allowed Senior Note Claims in full satisfaction of and in exchange for their Allowed Senior Note Claims and 5% of the shares of New EPL Common Stock shall be issued, on a Pro Rata basis, to Holders of Allowed EPL Common Stock Interests in full satisfaction of and in exchange for their Allowed EPL Common Stock Interests. As a result, (i) Holders of the Allowed Senior Note Claims will own 95% of the shares of New EPL Common Stock, and (ii) Holders of Allowed EPL Common Stock Interests will own 5% of the shares of New EPL Common Stock, in each case issued and outstanding as of the Effective Date other than any shares of Restricted New EPL Common Stock issued as of the Effective Date, subject to dilution by the issuance of shares of New EPL Common Stock upon exercise of any New EPL Options or otherwise pursuant to the 2009 Long Term Incentive Plan.

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 23 of 42

As of the Effective Date, the board of directors of Reorganized EPL shall be authorized to issue such number of New EPL Options and shares of Restricted New EPL Common Stock as determined by the board of directors of Reorganized EPL, in each case in accordance with the 2009 Long Term Incentive Plan.

The issuance, grant, and reservation of New Securities authorized in this Article 4.06 shall not require any further act or action by any shareholder or creditor of the Debtors, under applicable law, regulation, order or rule.

On or before the Distribution Date, Reorganized EPL shall issue the New EPL Common Stock for Distribution pursuant to the provisions hereof. All securities to be issued shall be deemed issued as of the Effective Date regardless of the date on which they are actually distributed.

4.07 Issuance of New Securities. The issuance of the New Securities by Reorganized EPL is hereby authorized without further act by the board of directors, shareholders, or officers of Reorganized EPL or action under applicable law, regulation, order, or rule. All New Securities, except the shares of New EPL Common Stock issuable upon exercise of any New EPL Options, if any, and any Restricted New EPL Common Stock, if any, (which, if issued, will be issued pursuant to a registration statement on Form S-8 to be filed by EPL or Reorganized EPL with the SEC), issued under the Plan shall be exempt from registration under the Securities Act or any applicable state or local law pursuant to section 1145 of the Bankruptcy Code.

4.08 Exit Facility. On the Effective Date, Reorganized EPL and certain of the EPL Debtor Subsidiaries, as borrowers, and each of its non-borrower Reorganized Subsidiaries, as guarantors, will enter into the Exit Facility. The Exit Facility will provide liquidity for working capital and other general corporate purposes to Reorganized EPL and its debtor and non-debtor subsidiaries following the conclusion of the Chapter 11 Cases. A portion of the proceeds of any Exit Facility is expected to be used to refinance the Allowed Credit Agreement Claims.

4.09 2009 Long Term Incentive Plan.

On the Effective Date, Reorganized EPL may adopt the 2009 Long Term Incentive Plan. If so adopted, the 2009 Long Term Incentive Plan will provide for awards in the form of stock options and restricted stock, which in any event will not exceed 3% of the New EPL Common Stock on a fully diluted basis. The board of directors of Reorganized EPL shall determine (i) whether to adopt the 2009 Long Term Incentive Plan, (ii) the vesting of any awards made under the 2009 Long Term Incentive Plan and (iii) the maximum percentage of the number of shares of Fully Diluted New EPL Common Stock outstanding as of the Effective Date that will be subject to the 2009 Long Term Incentive Plan and available for issuance. Further determinations with respect to the 2009 Long Term Incentive Plan and any awards thereunder will be set forth in the Plan Supplement.

After the Effective Date, Reorganized EPL may grant options issued pursuant to the 2009 Long Term Incentive Plan (if so adopted) to certain officers and key employees identified by Reorganized EPL’s board of directors. The New EPL Options will be issued with an exercise price as determined as of the date of issuance by the board of directors of Reorganized EPL, but in any event shall be no less than the fair market value of the Reorganized EPL shares as of the date of issuance.

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 24 of 42

4.10 Revesting of Assets. The property of each Debtor’s Estate shall revest in the applicable Reorganized Debtor on the Effective Date. Thereafter, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Effective Date, all property of the Reorganized Debtors shall be free and clear of all Claims, encumbrances, Equity Interests, charges and Liens except as provided or contemplated herein, in connection with the Exit Facility, or in the Confirmation Order. Without limiting the generality of the foregoing, the Reorganized Debtors may, without application to or approval by the Bankruptcy Court, pay professional fees and expenses incurred after the Effective Date.

4.11 Preservation of Rights of Action; Settlement of Litigation Claims. Except as otherwise provided herein or in the Confirmation Order, or in any contract, instrument, release, indenture, or other agreement entered into in connection with this Plan, in accordance with section 1123(b) of the Bankruptcy Code, following the Confirmation Date, the Reorganized Debtors shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all Causes of Action that any of the Debtors or their Estates may hold against any Person or Entity without further approval of the Bankruptcy Court. The Reorganized Debtors or their successor(s) may pursue such retained Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors or their successor(s) who hold such rights.

4.12 Exemption from Certain Transfer Taxes. Pursuant to section 1146(a) of the Bankruptcy Code, the following will not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, sales or use tax, mortgage tax, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment: (a) the issuance, transfer or exchange of New EPL Common Stock, and Restricted New EPL Common Stock; (b) the creation of any mortgage, deed of trust, lien or other security interest under or pursuant to this Plan; (c) the making or assignment of any lease or sublease under or pursuant to this Plan; (d) the execution and delivery of the Exit Facility; (e) any Restructuring Transaction; or (f) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with this Plan, including any merger agreements, agreements of consolidation, restructuring, disposition, liquidation or dissolution, deeds, bills of sale or assignments executed in connection with any of the foregoing or pursuant to this Plan.

ARTICLE V

PROVISIONS GOVERNING DISTRIBUTIONS

5.01 Distributions for Claims and Equity Interests Allowed as of the Effective Date. Except as otherwise provided herein or as ordered by the Bankruptcy Court, Distributions and issuances of New EPL Common Stock, New EPL Options and Restricted New EPL Common Stock to be made (1) in exchange for or on account of Claims or Equity Interests that are

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 25 of 42

Allowed Claims or Allowed Equity Interests as of the Effective Date or (2) to certain members of Reorganized EPL’s management pursuant to the 2009 Long Term Incentive Plan, shall be made on the Distribution Date, or as soon thereafter as reasonably practicable. All Cash Distributions shall be made by the Disbursing Agent from available Cash of the Reorganized Debtors. Any Distribution hereunder of property other than Cash (including any issuance of New EPL Common Stock, or Restricted New EPL Common Stock, and the Distribution of such New EPL Common Stock, or Restricted New EPL Common Stock, in exchange for Allowed Claims and Allowed Equity Interests as of the Effective Date) shall be made by the Disbursing Agent, a Senior Notes Indenture Trustee, or the transfer agent in accordance with the terms of this Plan.

5.02 Disbursing Agent. The Disbursing Agent shall make all Distributions required under the Plan, except with respect to a Holder of a Claim whose Distribution is governed by an indenture or other agreement and is administered by an indenture trustee, agent, or servicer, which Distributions shall be delivered to the Holders of Allowed Claims at the direction of the appropriate indenture trustee, agent or servicer in accordance with the provisions of this Plan and the terms of the relevant indenture or other governing agreement.

If the Disbursing Agent is an independent third party designated by the Reorganized Debtors to serve in such capacity (or, in the case of a Senior Notes Indenture, the applicable Senior Notes Indenture Trustee), such Disbursing Agent or Senior Notes Indenture Trustee shall receive, without further Bankruptcy Court approval, reasonable compensation for Distribution services rendered pursuant to this Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors, or, in the case of a Senior Notes Indenture Trustee, in accordance with the terms and conditions of the applicable Senior Notes Indenture (as applicable) or upon such other terms as may be agreed upon between such Senior Notes Indenture Trustee and the applicable Reorganized Debtors. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. If otherwise so ordered, all costs and expenses of procuring any such bond shall be paid by the Reorganized Debtors.

5.03 Surrender of Securities or Interests. On or before the Distribution Date, or as soon as reasonably practicable thereafter, each Holder of a Certificate shall surrender such Certificate (i) in the case of Equity Interests, to the Disbursing Agent and (ii) in the case of the Senior Notes, to the applicable Senior Notes Indenture Trustee, and each Certificate shall be cancelled. No Distribution of property hereunder shall be made to or on behalf of any such Holder unless and until such Certificate is received by the Disbursing Agent or the applicable Senior Notes Indenture Trustee, as the case may be, or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent or the applicable Senior Notes Indenture Trustee, as the case may be. Any such Holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent or the applicable Senior Notes Indenture Trustee, as the case may be, prior to the first anniversary of the Effective Date shall be deemed to have forfeited all rights and Claims or Equity Interests in respect of such Certificate and shall not participate in any Distribution hereunder, and all New EPL Common Stock in respect of such forfeited Distribution shall be cancelled notwithstanding any federal or escheat laws to the contrary.

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 26 of 42

5.04 Instructions to Disbursing Agent. In the event that the Debtors make a Distribution on account of the Allowed Senior Note Claims, the Senior Notes Indenture Trustee shall, prior to such Distribution, (x) inform the Disbursing Agent as to the amount of properly surrendered Senior Notes and (y) inform the Disbursing Agent in a properly completed letter of transmittal, accompanied by properly remitted securities, of the names of registered Holders of Allowed Senior Note Claims, and the Pro Rata share of the principal amount of the Senior Notes held by each such Holder.

5.05 Services of the Indenture Trustees. The Senior Notes Indenture Trustees’ services with respect to consummation of this Plan shall be as set forth herein and as authorized by the applicable Senior Notes Indenture, as applicable.

5.06 Record Date for Plan Distributions. At the close of business on the Record Date for Plan Distributions, the transfer ledgers for the Senior Notes Claims register shall be closed, and there shall be no further changes recognized in the record Holders of such Claims. The Reorganized Debtors and the Disbursing Agent, if any, shall have no obligation to recognize any transfer of any such Claims occurring after the Record Date for Plan Distributions and shall be entitled instead to recognize and deal for all purposes hereunder with only those record Holders listed on such transfer ledger as of the close of business on the Record Date for Plan Distributions.

5.07 Means of Cash Payment. Cash payments hereunder shall be in U.S. funds by check, wire transfer, or such other commercially reasonable manner as the payor shall determine in its sole discretion.

5.08 Calculation of Distribution Amounts of New EPL Common Stock. No fractional shares of New EPL Common Stock shall be issued or distributed hereunder or by Reorganized EPL or any Disbursing Agent, indenture trustee, agent, or servicer. Each Person entitled to receive New EPL Common Stock shall receive the total number of whole shares of New EPL Common Stock to which such Person is entitled. Whenever any Distribution to a particular Person would otherwise call for Distribution of a fraction of a share of New EPL Common Stock, such number of shares to be distributed shall be rounded up or down to the nearest whole number and such Person shall receive no separate consideration for such fractional shares.

5.09 Delivery of Distributions; Undeliverable or Unclaimed Distributions. Distributions to Holders of Allowed Claims and Allowed Equity Interests shall be made by the Disbursing Agent or the relevant Senior Notes Indenture Trustee, as the case may be, (a) at the Holder’s last known address, (b) at the address in any written notice of address change delivered to the Disbursing Agent, (c) in the case of the Holder of an Allowed Senior Note Claim, at the address in the relevant Senior Notes Indenture Trustee’s official records, or (d) at the address set forth in a properly completed letter of transmittal accompanying a Certificate properly remitted in accordance with the terms hereof. If any Holder’s Distribution is returned as undeliverable, no further Distributions to such Holder shall be made, unless and until the Disbursing Agent or the relevant Senior Notes Indenture Trustee is notified of such Holder’s then current address, at

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 27 of 42

which time all missed Distributions shall be made to such Holder without interest. Amounts in respect of undeliverable Distributions made through the Disbursing Agent or the relevant Senior Notes Indenture Trustee shall be returned to the appropriate Reorganized Debtor or relevant Senior Notes Indenture Trustee, as the case may be, until such Distributions are claimed. All claims for undeliverable Distributions must be made on or before the first anniversary of the Effective Date, after which date (x) all Cash in respect of such forfeited Distribution including interest accrued thereon shall revert to Reorganized EPL and (y) all New EPL Common Stock in respect of such forfeited Distribution shall be cancelled, in each case, notwithstanding any federal or state escheat laws to the contrary.

5.10 Withholding and Reporting Requirements. In connection with this Plan and all Distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all Distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements.

5.11 Setoffs. Other than in respect of any Allowed Credit Agreement Claim or any Allowed Senior Note Claim, a Reorganized Debtor may, but shall not be required to, set off against any Claim, and the payments or other Distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever that the Debtors or Reorganized Debtors may have against the Holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any claim that the Debtors or Reorganized Debtors may have against such Holder. Nothing in this Plan shall be deemed to expand rights to setoff under applicable non-bankruptcy law.

ARTICLE VI

PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS

6.01 Objections to Claims; Disputed Claims.

The Debtors intend to make Distributions, as required by this Plan, in accordance with the books and records of the Debtors and the Schedules to be filed on or before June 17, 2009. Unless disputed by a Holder of a Claim or Equity Interest, the amount determined from the Schedules and the books and records of the Debtors shall constitute the amount of the Allowed Claim or Allowed Equity Interest of such Holder. If any Holder of a Claim or Equity Interest disagrees with the Debtors, such Holder must so advise the Debtors in writing, prior to the Confirmation Hearing, in which event, the Claim or Equity Interest shall be a Disputed Claim or a Disputed Equity Interest. Notice should be given to Ms. T.J. Thom, 201 St. Charles Ave., Suite 3400, New Orleans Louisiana, 70170-3400 and by facsimile to her attention at 504-569-1874. The Debtors intend to attempt to resolve any such disputes consensually, or, at the Debtors’ option, through other judicial means. The Debtors may, in their discretion, file with the Bankruptcy Court (or any other court of competent jurisdiction) an action relating to the allowance of any Claim or Equity Interest, or any other appropriate motion or adversary proceeding with respect thereto. The Debtors may compromise and settle, withdraw or resolve by any other method, without requirement of Bankruptcy Court approval, any objections to Claims or Equity Interests. In addition, any Debtor may, at any time, request that the Bankruptcy

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 28 of 42

Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code or other applicable law regardless of whether such Debtor has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors may elect to pursue any supplemental proceedings to object to any ultimate Distribution on such Claim. All of the aforementioned Claims objection, estimation, and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanism.

6.02 Distributions After Allowance. To the extent that a Disputed Claim or Disputed Equity Interest ultimately becomes an Allowed Claim or Allowed Equity Interest, a Distribution shall be made to the Holder of such Allowed Claim or Allowed Equity Interest in accordance with the provisions of this Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court or other applicable court of competent jurisdiction allowing any Disputed Claim or Disputed Equity Interest becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim or Equity Interest the Distribution to which such Holder is entitled hereunder on account of or in exchange for such Allowed Claim.

ARTICLE VII

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

7.01 Assumed Contracts and Leases. Except as otherwise provided herein, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with this Plan, as of the Effective Date each Reorganized Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (a) was previously assumed or rejected by the Debtors, (b) is the subject of a motion to reject filed on or before the Confirmation Date or (c) is set forth in a schedule (approved by the Majority Consenting Holders), as an executory contract or unexpired lease to be rejected, filed as part of the Plan Supplement. The Confirmation Order shall constitute an order of the Bankruptcy Court under section 365 of the Bankruptcy Code approving the contract and lease assumptions or rejections described above, as of the Effective Date.

Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (x) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (y) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 29 of 42

7.02 Payments Related to Assumption of Contracts and Leases. Any monetary amounts by which any executory contract and unexpired lease to be assumed under the Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by the applicable Debtor on or before the Effective Date; provided, however, if there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of a Reorganized Debtor or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

7.03 Rejected Contracts and Leases. Except for those executory contracts and unexpired leases set forth on a schedule to the Plan Supplement, none of the executory contracts and unexpired leases to which the Debtors are a party shall be rejected under the Plan; provided, however, that the Debtors reserve the right, at any time prior to the Confirmation Date, to seek to reject any executory contract or unexpired lease to which any Debtor is a party with the consent of the Majority Consenting Holders.

7.04 Claims Based upon Rejection of Executory Contracts or Unexpired Leases. All Claims arising out of the rejection of executory contracts and unexpired leases must be served upon the appropriate Debtor and its counsel within sixty (60) days after the earlier of (a) the date of entry of an order of the Bankruptcy Court approving such rejection or (b) the Confirmation Date. Any such Claims not filed within such times shall be forever barred from assertion against the respective Debtor, its Estate, and its property.

7.05 Indemnification of Directors, Officers and Employees. The obligations of any Debtor to indemnify any Released Party serving at any time as one of its directors, officers or employees by reason of such Released Party’s service in such capacity, or as a director, officer or employee of any other Entity, to the extent provided in such Debtor’s certificate of incorporation, certificate of formation, corporate charter, bylaws or similar constitutive documents, or any specific agreement relating to any claims, demands, suits or proceedings against such Released Party based upon any act or omission related to service with or on behalf of any of the Debtors prior to the Effective Date, or under applicable state corporate law (to the maximum extent permitted thereunder), shall be deemed and treated as executory contracts as to which no proofs of Claim need be filed that are assumed by the relevant Reorganized Debtor pursuant hereto and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations shall survive Unimpaired and unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Commencement Date, and shall not be discharged.

7.06 Assumption of D&O Insurance. All directors’ and officers’ liability insurance policies maintained by the Debtors are hereby assumed. Entry of the Confirmation Order by the clerk of the Bankruptcy Court shall constitute approval of such assumptions pursuant to section 365(a) of the Bankruptcy Code. The Reorganized Debtors shall maintain for a period of not less than six (6) years from the Effective Date coverage for the individuals covered, as of the Commencement Date, under policies on terms not substantially less favorable to such individuals than the terms provided for under the policies assumed pursuant to this Plan. No provision of this Plan shall limit any Released Party’s rights to seek recovery or reimbursement under any directors’ and officers’ liability insurance policy.

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 30 of 42

7.07 Compensation and Benefit Plans and Treatment of Retirement Plan. With the sole exception of the Retained Plans, all employee compensation and benefit plans of the Debtors, including benefit plans and programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Commencement Date and not since terminated, shall be deemed to be, and shall be treated as if they were, terminated executory contracts; provided, however, that the Debtors’ obligations, if any, to pay all “retiree benefits,” as defined in section 1114(a) of the Bankruptcy Code, shall continue unimpaired and in full force and effect. Each Retained Plan will be treated as if it was an executory contract assumed hereunder, and the Debtors’ obligations under each such Retained Plan shall survive Confirmation of this Plan.

In connection with the development of this Plan and its implementation, the Pre-Petition Employee Change of Control Arrangements shall have been amended, renegotiated and/or restructured prior to the Effective Date in the manner set forth in the Plan Support Agreement, which provides, among other things, that the aggregate Change of Control Severance-Related Benefits will not exceed $2 million (except to the extent the consent of the Majority Consenting Holders shall have been obtained). Additionally, in April 2009, the Board of Directors amended the Retained Plans to specifically provide that, notwithstanding anything to the contrary in the Retained Plans, neither EPL’s filing of the Chapter 11 Cases nor any transactions that arise out of or occur in relation to the Chapter 11 Cases, including but not limited to, (a) any issuance of equity or other securities of EPL, (b) any merger, consolidation, recapitalization or reorganization of EPL, (c) any changes in the constitution of the stockholders, or (d) any change in the membership of the Board, in each case, occurring during the pendency of, or pursuant to the consummation of, the Plan shall constitute a “Change of Control” for purposes of any of the Retained Plans.

ARTICLE VIII

ACCEPTANCE OR REJECTION OF THIS PLAN

8.01 Classes Entitled to Vote. Each Holder, as of the Voting Record Date, of an Allowed Claim in Class 7 or Allowed Equity Interest in Class 8 is entitled to vote to accept or reject this Plan. Holders of Claims or Equity Interests in Unimpaired Classes 1, 2, 3, 4, 5, 6 and 10 shall not be entitled to vote because they are conclusively deemed, by operation of section 1126(f) of the Bankruptcy Code, to have accepted this Plan. Holders of Equity Interests in Impaired Class 9 will not receive or retain any property under this Plan on account of their Equity Interests, and therefore are deemed not to have accepted the Plan by operation of section 1126(g) of the Bankruptcy Code.

8.02 Acceptance by Impaired Classes. An Impaired Class of Claims that is entitled to vote shall have accepted this Plan if the Holders of at least two-thirds (2/3) in amount and more than one-half (1/2) in number of the Allowed Claims in the Class actually voting have voted to accept this Plan, and an Impaired Class of Equity Interests shall have accepted this Plan if the Holders of at least two-thirds (2/3) in amount of the Allowed Equity Interests in the Class actually voting have voted to accept this Plan, in each case not counting the vote of any Holder designated under section 1126(e) of the Bankruptcy Code.

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 31 of 42

8.03 Elimination of Classes. Any Class that does not contain any Allowed Claims or Equity Interests or any Claims or Equity Interests temporarily allowed for voting purposes under Bankruptcy Rule 3018, as of the date of the commencement of the Confirmation Hearing, shall be deemed not included in this Plan for purposes of (i) voting to accept or reject this Plan and (ii) determining whether such Class has accepted or rejected this Plan under section 1129(a)(8) of the Bankruptcy Code.

8.04 Nonconsensual Confirmation. The Bankruptcy Court may confirm this Plan over the dissent of or rejection by any Impaired Class if all of the requirements for consensual confirmation under subsection 1129(a), other than subsection 1129(a)(8), of the Bankruptcy Code and for nonconsensual confirmation under subsection 1129(b) of the Bankruptcy Code have been satisfied.

If Class 8 (EPL Common Stock Interests) does not accept the Plan, the Debtors shall request that the Bankruptcy Court confirm or “cram down” the Plan on a non-consensual basis pursuant to section 1129(b) of the Bankruptcy Code. With respect to Class 9 (EPL Other Equity Interests), which is deemed to reject this Plan, the Debtors shall request that the Bankruptcy Court confirm or “cram down” the Plan on a non-consensual basis pursuant to section 1129(b) of the Bankruptcy Code.

ARTICLE IX

CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVENESS

9.01 Conditions to Confirmation. The proposed Confirmation Order shall be in form and substance reasonably acceptable to the Debtors and to the Majority Consenting Holders. This condition is subject to satisfaction or waiver in accordance with Article 9.04 below.

9.02 Conditions to Effective Date. The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Article 9.04 below:

a) The Confirmation Order shall have been entered by the Bankruptcy Court.

b) The Confirmation Order shall have become a Final Order.

c) All authorizations, consents, and regulatory approvals required, if any, in connection with the consummation of this Plan shall have been obtained.

d) The Debtors and the Exit Facility Lenders shall have executed and delivered the Exit Facility Credit Documents and the Exit Facility shall have closed.

e) The Debtors shall have executed and delivered all documents necessary to effectuate the issuance of the New Securities.

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 32 of 42

f) All other actions, documents, and agreements necessary to implement this Plan shall have been effected or executed.

g) All documents referenced in subsections (e) and (f) of this article, including all documents in the Plan Supplement, shall be reasonably acceptable to the Majority Consenting Holders.

h) No stay of the consummation of this Plan shall be in effect.

i) All payments required to have been made to the MMS during the Chapter 11 Cases shall have been made or otherwise resolved and the MMS Order shall be rescinded effective as of the Effective Date.

9.03 Effect of Failure of Conditions. In the event that one or more of the conditions specified in Article 9.02 hereof shall not have occurred or been waived pursuant to Article 9.04 on or before the latest to occur of (a) September 10, 2009, (b) September 25, 2009 (but only with the approval of the Debtors and the Majority Consenting Holders) and (c) any later date that shall have been approved by order of the Bankruptcy Court upon a showing of good cause and after notice and hearing, (w) the Confirmation Order shall be vacated, (x) no Distributions under the Plan shall be made, (y) the Debtors and Holders of Claims and Equity Interests shall be restored to the status quo as of the day immediately preceding the Confirmation Date as though the Confirmation Order had never been entered, and (z) the Debtors’ obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any Person or governmental Entity or to prejudice in any manner the rights of the Debtors or any Person or governmental Entity in any other or further proceedings involving the Debtors.

9.04 Waiver of Conditions. Each of the conditions set forth in Article 9.01 and Article 9.02 above, other than as set forth in Article 9.02(a), may be waived in whole or in part by the Debtors with the consent of the Majority Consenting Holders (which consent shall not be unreasonably withheld).

ARTICLE X

MODIFICATIONS AND AMENDMENTS; WITHDRAWAL

Subject to the provisions of the Plan Support Agreement, the Debtors may amend or modify this Plan at any time prior to the Confirmation Date. The Debtors reserve the right to include any amended exhibits in the Plan Supplement with the consent of the Majority Consenting Holders, whereupon each such amended exhibit shall be deemed substituted for the original of such exhibit. After the Confirmation Date, the Debtors or Reorganized Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies within or among this Plan, the Disclosure Statement, and the Confirmation Order, and to accomplish such matters as may be reasonably necessary to carry out the purposes and intent hereof so long as such remedies do not materially and adversely affect the treatment of Holders of Claims or Equity Interests hereunder.

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 33 of 42

ARTICLE XI

RETENTION OF JURISDICTION

Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding this Plan’s Confirmation and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of or related to the Chapter 11 Cases and this Plan, to the fullest extent permitted by law, including jurisdiction to:

a) hear and determine any and all objections to the allowance of Claims or Equity Interests;

b) hear and determine any and all motions to estimate Claims at any time, regardless of whether the Claim to be estimated is the subject of a pending objection, a pending appeal, or otherwise;

c) hear and determine any and all motions to subordinate Claims or Equity Interests at any time and on any basis permitted by applicable law;

d) hear and determine all Professional Fee Claims and other Administrative Claims;

e) hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any Claim or required Cure or the liquidation of any Claims arising therefrom;

f) hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases;

g) enter such orders as may be necessary or appropriate in aid of the consummation hereof and to execute, implement, or consummate the provisions hereof and all contracts, instruments, releases, and other agreements or documents created in connection with this Plan, the Disclosure Statement or the Confirmation Order;

h) hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of this Plan and all contracts, instruments, and other agreements executed in connection with this Plan;

i) hear and determine any request to modify this Plan or to cure any defect or omission or reconcile any inconsistency herein or any order of the Bankruptcy Court;

j) issue and enforce injunctions or other orders, or take any other action that may be necessary or appropriate to restrain any interference with or compel action for the implementation, consummation, or enforcement hereof or the Confirmation Order;

k) enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 34 of 42

l) hear and determine any matters arising in connection with or relating hereto, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order;

m) enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

n) recover all assets of the Debtors and property of the Debtors’ Estates, wherever located;

o) hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

p) hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge;

q) hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

r) enter a final decree closing the Chapter 11 Cases.

ARTICLE XII

COMPROMISES AND SETTLEMENTS

Pursuant to Federal Rule of Bankruptcy Procedure 9019(a), each of the Debtors may compromise and settle various Claims against it and/or claims it may have against other Persons. Each of the Debtors expressly reserves the right (and except as otherwise provided herein, with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against it and claims that it may have against other Persons up to and including the Effective Date. After the Effective Date, such right shall transfer to the Reorganized Debtors pursuant hereto and no Bankruptcy Court approval of any such action, compromise or settlement shall be required.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.01 Bar Date for Certain Claims

a) Administrative Claims. At the election of the Debtors, the Confirmation Order may establish an Administrative Claims Bar Date for the filing of all Administrative Claims (other than Administrative Claims paid in the ordinary course of business pursuant to Article 2.01 hereof, Professional Fee Claims, Claims for United States Trustee fees or Claims for the expenses of the members of the Ad Hoc Committee or any Committee), which date shall be ninety (90) days after the Confirmation Date. If such an Administrative Claims Bar Date is established, Holders of asserted Administrative Claims (other than Administrative Claims paid in the ordinary course of business pursuant to Article 2.01 hereof, Professional Fee Claims, Claims

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 35 of 42

for United States Trustee fees or Claims for the expenses of the members of the Ad Hoc Committee or any Committee), must submit proofs of Administrative Claim on or before such Administrative Claims Bar Date or forever be barred from doing so. If an Administrative Claims Bar Date is set, (i) the notice of Confirmation to be delivered pursuant to Bankruptcy Rules 3020(c) and 2002(f) shall set forth such date and constitute notice of the Administrative Claims Bar Date, and (ii) the Debtors or the Reorganized Debtors, as the case may be, shall have ninety (90) days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims. All such objections shall be litigated to Final Order; provided, however, that the Debtors or the Reorganized Debtors may compromise and settle, withdraw or resolve by any other method, without requirement of Bankruptcy Court approval, any objections to Administrative Claims.

b) Professional Fee Claims. All final requests for compensation or reimbursement of Professional Fee Claims pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code for services rendered to the Debtors, any Committee, or to such other Entities as to which the foregoing sections apply prior to the Effective Date must be filed and served on the Reorganized Debtors and their counsel no later than sixty (60) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other Entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or other Entity, no later than twenty (20) days (or such other period as may be allowed by order of the Bankruptcy Court or as otherwise agreed to between the parties) after the date on which the applicable application for compensation or reimbursement was served.

13.02 Payment of Statutory Fees. All fees payable under section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date. All such fees that arise after the Effective Date but before the closing of the Chapter 11 Cases shall be paid by the Reorganized Debtors.

13.03 Severability of Plan Provisions. If, prior to Confirmation, any term or provision hereof is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions hereof shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision hereof, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

13.04 Successors and Assigns. The rights, benefits and obligations of all Persons named or referred to herein shall be binding on, and shall inure to the benefit of, their respective heirs, executors, administrators, personal representatives, successors or assigns.

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 36 of 42

13.05 Injunction. ALL INJUNCTIONS OR STAYS PROVIDED FOR IN THE CHAPTER 11 CASES PURSUANT TO SECTIONS 105 AND 362 OF THE BANKRUPTCY CODE OR OTHERWISE AND IN EFFECT ON THE CONFIRMATION DATE, SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL THE EFFECTIVE DATE. EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, ALL PERSONS OR ENTITIES THAT HAVE HELD, HOLD OR MAY HOLD CLAIMS OR CAUSES OF ACTION AGAINST OR EQUITY INTERESTS IN ANY OF THE DEBTORS ARE, AS OF THE EFFECTIVE DATE PERMANENTLY ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST ANY OF THE DEBTORS AND THEIR ESTATES, THE REORGANIZED DEBTORS, OR THEIR PROPERTY OR ASSETS, ON ACCOUNT OF SUCH CLAIMS, CAUSES OF ACTION OR EQUITY INTERESTS: (A) COMMENCING, CONDUCTING OR CONTINUING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY SUIT, ACTION OR OTHER PROCEEDING RELATING TO SUCH CLAIM, CAUSE OF ACTION OR EQUITY INTEREST; (B) ENFORCING, LEVYING, ATTACHING, COLLECTING OR OTHERWISE RECOVERING IN ANY MANNER OR BY ANY MEANS, WHETHER DIRECTLY OR INDIRECTLY, ANY JUDGMENT, AWARD, DECREE OR ORDER RELATING TO SUCH CLAIM, CAUSE OF ACTION OR EQUITY INTEREST; (C) CREATING, PERFECTING OR ENFORCING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY LIEN RELATING TO SUCH CLAIM, CAUSE OF ACTION OR EQUITY INTEREST; (D) ASSERTING ANY SETOFF, RIGHT OF SUBROGATION OR RECOUPMENT OF ANY KIND, DIRECTLY OR INDIRECTLY, AGAINST ANY DEBT, LIABILITY OR OBLIGATION DUE TO THE DEBTORS RELATING TO SUCH CLAIM, CAUSE OF ACTION OR EQUITY INTEREST; AND (E) PROCEEDING IN ANY MANNER IN ANY PLACE WHATSOEVER THAT DOES NOT CONFORM TO OR COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN OR THE CONFIRMATION ORDER.

13.06 Debtors’ Releases. AS OF THE EFFECTIVE DATE, FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, THE DEBTORS AS DEBTORS IN POSSESSION, THE REORGANIZED DEBTORS AND ANY PERSON SEEKING TO EXERCISE THE RIGHTS OF THE DEBTORS’ ESTATES, INCLUDING ANY SUCCESSOR TO THE DEBTORS OR ANY ESTATE REPRESENTATIVE APPOINTED OR SELECTED PURSUANT TO SECTION 1123(B)(3) OF THE BANKRUPTCY CODE, WILL BE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY FOREVER RELEASED, WAIVED AND DISCHARGED THE RELEASED PARTIES FROM ANY AND ALL CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION AND LIABILITIES WHATSOEVER (OTHER THAN FOR WILLFUL MISCONDUCT, INTENTIONAL FRAUD OR CRIMINAL CONDUCT AND OTHER THAN THE RIGHTS OF THE DEBTORS AND THE REORGANIZED DEBTORS TO ENFORCE THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES AND OTHER AGREEMENTS OR DOCUMENTS RELATED HERETO), WHETHER DIRECT OR DERIVATIVE, LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, DISPUTED OR UNDISPUTED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT,

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 37 of 42

OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE, OR IN ANY WAY RELATING TO THE RESTRUCTURING OF THE DEBTORS, THE CHAPTER 11 CASES, THE PLAN, OR THE DISCLOSURE STATEMENT, AND THAT COULD HAVE BEEN ASSERTED BY OR ON BEHALF OF THE DEBTORS OR THEIR ESTATES AGAINST ANY OF THE RELEASED PARTIES; PROVIDED, HOWEVER, (X) NO EXISTING OR FORMER OFFICER OR DIRECTOR SHALL BE RELEASED OR EXCULPATED AS A RESULT OF THIS ARTICLE 13.06 FROM ANY CLAIM BY ANY OF THE DEBTORS OR REORGANIZED DEBTORS AGAINST SUCH OFFICER OR DIRECTOR ARISING OUT OF ANY SUCH OFFICER’S OR DIRECTOR’S INTERESTS IN THIRD PARTIES THAT HAVE ENGAGED IN TRANSACTIONS WITH ANY OF THE DEBTORS THAT WERE NOT DISCLOSED TO THE AD HOC COMMITTEE OR ITS REPRESENTATIVES AS OF THE DATE OF THE PLAN SUPPORT AGREEMENT AND (Y) NO FORMER OFFICER OR DIRECTOR SHALL BE RELEASED OR EXCULPATED AS A RESULT OF THIS ARTICLE 13.06 FROM ANY CLAIM WITH RESPECT TO WHICH SUCH OFFICER OR DIRECTOR WOULD NOT BE ENTITLED TO INDEMNIFICATION BY EPL UNDER APPLICABLE LAW, THE CERTIFICATE OF INCORPORATION OR BYLAWS OF EPL (AS IN EFFECT AS OF THE COMMENCEMENT DATE) OR ANY INDEMNITY AGREEMENTS IN EXISTENCE BETWEEN EPL AND SUCH OFFICER OR DIRECTOR AS OF MARCH 1, 2009 TO THE EXTENT SUCH INDEMNITY AGREEMENTS WERE DISCLOSED TO THE AD HOC COMMITTEE OR ITS REPRESENTATIVES AS OF THE DATE OF THE PLAN SUPPORT AGREEMENT.

13.07 Releases by Holders of Claims and Equity Interests. AS OF THE EFFECTIVE DATE, FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, (I) EACH CONSENTING HOLDER AND (II) EACH HOLDER (OTHER THAN A CONSENTING HOLDER) OF A CLAIM OR EQUITY INTEREST THAT VOTES IN FAVOR OF THE PLAN (OR IS DEEMED TO ACCEPT THE PLAN), AS APPLICABLE, FOR THEMSELVES AND ON BEHALF OF ANY SUCCESSORS AND ASSIGNS, WILL BE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, FOREVER RELEASED, WAIVED AND DISCHARGED EACH OF THE DEBTORS, THE REORGANIZED DEBTORS AND THE RELEASED PARTIES, FROM ANY AND ALL CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION AND LIABILITIES WHATSOEVER, (EXCEPT FOR THE RIGHTS TO ENFORCE THIS PLAN AND THE OTHER AGREEMENTS AND DOCUMENTS DELIVERED HEREUNDER) WHETHER DIRECT OR DERIVATIVE, LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, DISPUTED OR UNDISPUTED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE, OR IN ANY WAY RELATING TO THE RESTRUCTURING OF THE DEBTORS, THE CHAPTER 11 CASES, THE PURCHASE, SALE OR RESCISSION OF THE PURCHASE OR SALE OF ANY SECURITY OF THE DEBTORS, THE PLAN, OR THE DISCLOSURE STATEMENT, EXCEPT THAT, AS TO SPECIFICALLY THE RELEASED PARTIES, NOTHING HEREIN RELEASES WILLFUL MISCONDUCT, GROSS NEGLIGENCE, INTENTIONAL FRAUD, OR CRIMINAL CONDUCT.

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 38 of 42

13.08 Exculpation and Limitation of Liability. The Debtors, the Reorganized Debtors, the Committee, the Ad Hoc Committee, the Noteholders Committee, the Equity Committee and any and all of their respective present and former members, officers, directors, employees, equity interest holders, partners, affiliates, advisors, attorneys, and agents, and any of their successors or assigns, shall not have or incur any liability to any Holder of a Claim or an Equity Interest, or any other party-in-interest, or any of their respective agents, employees, equity interest holders, partners, members, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the negotiation, solicitation, and/or distribution of the Plan and Disclosure Statement, the administration of the Chapter 11 Cases, the solicitation of acceptances hereof, the pursuit of Confirmation hereof, the consummation hereof, or the administration hereof or the property to be distributed hereunder, except for their willful misconduct or gross negligence, and in all respects they shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities.

13.09 Binding Effect. This Plan shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims against and Equity Interests in the Debtors, their respective successors and assigns, including the Reorganized Debtors, and all other parties-in-interest in the Chapter 11 Cases.

13.10 Revocation, Withdrawal, or Non-Consummation. The Debtors reserve the right to revoke or withdraw this Plan at any time prior to the Confirmation Date and to file other plans of reorganization. If the Debtors revoke or withdraw this Plan, or if Confirmation or consummation hereof does not occur, then (a) this Plan shall be null and void in all respects, (b) any settlement or compromise embodied herein (including the fixing or limiting to an amount any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by this Plan, and any document or agreement executed pursuant to this Plan shall be deemed null and void, and (c) nothing contained herein, and no acts taken in preparation for consummation hereof, shall (x) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtors or any other Person, (y) prejudice in any manner the rights of the Debtors or any Entity in any further proceedings involving the Debtors, or (z) constitute an admission of any sort by the Debtors or any other Entity.

13.11 Committees. On the Effective Date, the duties of any Committees shall terminate.

13.12 Plan Supplement. Any and all agreements, exhibits, lists or schedules referred to herein but not filed with this Plan shall be contained in the Plan Supplement. All documents required to be filed with the Plan Supplement have been filed with the Plan Supplement. Any Person may examine the Plan Supplement in the office of the Clerk of the Bankruptcy Court during normal court hours. Copies of the Plan Supplement may also be obtained without charge at the website maintained by the Debtors’ claims and noticing agent, http://chapter11.epiqsystems.com/EPL or (b) by contacting Epiq Bankruptcy Solutions LLC by (i) e-mail to epiqteamgreen@epiqsystems.com; (ii) telephone at (646) 282-2500; (iii) fax at (646) 282-2501; or (iv) regular mail: 757 Third Avenue, Third Floor, New York, New York 10017,

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 39 of 42

Attn: Hugo Suarez. All documents filed in these cases may also be viewed (a) during regular business hours (9:00 a.m. to 4:00 p.m. Central Time weekdays, except legal holidays) at the U.S. Bankruptcy Court for the Southern District of Texas, 515 Rusk Street, Houston, Texas and (b) electronically on the PACER system at https://ecf.txsb.uscourts.gov. Holders of Claims against or Equity Interests in the Debtors may also obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with Article 13.13.

13.13 Notices to Debtors. Any notice, request, or demand required or permitted to be made or provided to or upon a Debtor or a Reorganized Debtor hereunder shall be (i) in writing, (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) first class mail, or (e) facsimile transmission, and (iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

ENERGY PARTNERS, LTD.

201 St. Charles Ave., Suite 3400

New Orleans, Louisiana, 70170-1026

Attn: John H. Peper

Telephone: (504) 569-1875

Facsimile: (504) 569-1874

with a required copy to:

VINSON & ELKINS L.L.P.

Trammell Crow Center

2001 Ross Avenue, Suite 3700

Dallas, Texas 75201

Attn: Paul E. Heath

Telephone: (214) 220-7700

Facsimile: (214) 220-7716

13.14 Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (a) the State of Delaware shall govern the construction and implementation hereof and any agreements, documents, and instruments executed in connection with this Plan and (b) the laws of the state of incorporation or organization of each Debtor shall govern corporate or other governance matters with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereof.

13.15 Prepayment. Except as otherwise provided herein or the Confirmation Order, the Debtors shall have the right to prepay, without penalty or premium, all or any portion of an Allowed Claim at any time; provided, however, that any such prepayment shall not violate, or otherwise prejudice, the relative priorities and parities among the Classes of Claims.

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 40 of 42

13.16 Section 1125(e) of the Bankruptcy Code. As of the Confirmation Date, the Debtors shall be deemed to have solicited acceptances hereof in good faith and in compliance with the Bankruptcy Code. As of the Confirmation Date, the Debtors, the Consenting Holders, and each of their respective affiliates, agents, directors, managing partners, managers, officers, employees, investment bankers, financial advisors, attorneys, and other professionals shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the New Securities hereunder, and therefore are not, and on account of such offer, issuance and solicitation shall not be, liable at any time for the violation of any law, rule or regulation governing the solicitation of acceptances or rejections hereof, the offer and issuance of New Securities hereunder, or the distribution or dissemination of any information contained in the Plan, the Disclosure Statement, the Plan Supplement, and any and all related documents.

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 41 of 42

Dated: Houston, Texas

            July 31, 2009

ENERGY PARTNERS, LTD., AND ITS AFFILIATED DEBTORS

By:	/s/ Alan D. Bell
Name: Alan D. Bell
Title: Chief Restructuring Officer

VINSON & ELKINS L.L.P.

Daniel C. Stewart

Paul E. Heath

Michaela C. Crocker

Trammell Crow Center

2001 Ross Avenue, Suite 3700

Dallas, Texas 75201-2975

Telephone: (214) 220-7700

Facsimile: (214) 220-7716

epl@velaw.com

-and-

Duston K. McFaul

First City Tower

1001 Fannin, Suite 2500

Houston, Texas 77002-6760

Telephone: (713) 758-4740

Facsimile: (713) 615-5777

epl@velaw.com

ATTORNEYS FOR THE DEBTORS

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD. AND CERTAIN OF ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED AS OF JULY 31, 2009	Page 42 of 42